EXHIBIT 99.1
Corporate Headquarters
100 Motor Parkway, Suite 160
Hauppauge, NY 11788-5138
Direct Dial: 631-360-9304
Direct Fax: 631-360-9380
PRESS RELEASE

Release Date: August 29, 2006

Contact: Ms. Judith Barber
        Corporate Secretary

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SMITHTOWN BANCORP DECLARES CASH DIVIDEND

DATELINE, August 29, 2006 - The board of directors of Smithtown Bancorp has declared a cash dividend of $.04 per share payable to all common shareholders of record as of the close of business on September 15, 2006. The dividend will be paid on October 2, 2006.

Smithtown Bancorp is the parent company of Bank of Smithtown. The company’s shares trade on NASDAQ under the symbol “SMTB”.